CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Shareholder Briefing Webcast Access
March 6, 2007 — Oslo, Norway — CanArgo Energy Corporation (OSE: CNR, AMEX:CNR) held a Shareholder briefing presentation at 10:30 am Central European Time on Tuesday March 6, 2007 in Teatersalen, Hotel Continental, Stortingsgaten 24/26, Oslo, Norway. The presentation started on time with webcast access (hosted through a third party provider) that unfortunately ran into technical difficulties and we understand was not universally accessible by the shareholder community. The company apologizes for any inconvenience these technical problems may have caused shareholders. The full presentation is available with audio on the following link:
http://tv.hegnar.no/index.php?x=hegnartv&vid=1796&k=std
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia and in the Republic of Kazakhstan.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
USA
Sabin Rossi, VP External Affairs and Investor Relations
CanArgo Energy Corporation
Tel : +1 617 669 1841
Fax : +1 617 973 6406
e-mail: sabin@canargo.com
NORWAY
Eric Cameron
Gambit H&K AS
Tel: +47 (22) 048206